UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
June 5, 2008

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

000-51660	CapitalSouth Bancorp	Delaware	63-1026645

2340 Woodcrest Place
Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)
(205) 870-1939
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure
CapitalSouth Bancorp (the “Company”) is disclosing certain information in connection with its annual stockholder meeting to be held on June 5, 2008. A copy of management’s presentation to be presented at the annual meeting is attached to this report on Form 8-K as Exhibit 99.1.
Statements made in the presentation which are not historical are forward-looking statements that reflect management’s current views with respect to future events and performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions. Such statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in the presentation is summary information that is intended to be considered in the context of our Securities and Exchange Commission (“SEC”) filings and other public announcements that we may make, by press release or otherwise, from time to time. We do not undertake any obligation to publicly update or revise the information contained in this presentation, except as required by applicable law.
The Company is furnishing this presentation pursuant to Regulation FD promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits
     (d) Exhibits

99.1	Management presentation at 2008 Annual Meeting of Stockholders held June 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITALSOUTH BANCORP
June 5, 2008	By:	/s/ Carol W. Marsh
Carol W. Marsh
Senior Vice President, Secretary and Chief Financial Officer